EXHIBIT 99.1

TLCVision Secures Credit Facility Limited Waiver

ST. LOUIS, MO--(Marketwire - April 03, 2009) - TLC Vision Corporation (NASDAQ: TLCV) (TSX: TLC), North America's premier eye care services company, today announced that it has secured a limited waiver with respect to its credit facility. The original credit facility, dated June 21, 2007, and amended on February 28, 2008, consisted of an $85 million term loan and a $25 million revolving credit line. As of December 31, 2008, the amount outstanding of the credit facility was $82.7 million.

The agreement reached, among other things, provides a limited waiver for defaults through May 31, 2009, and sets certain benchmarks and milestones. A copy of the document can be found in the Company's Form 8-K filing dated April 3, 2009.

Jim Wachtman, President and Chief Executive Officer of TLCVision, commented, "As we stated on our fourth quarter earnings call earlier this week, we have been in discussions with our lenders and we expected to finalize an agreement with our lender group quickly. We have now reached agreement with our lender group on a limited waiver, and we intend to continue to work constructively with them in order to reach a permanent solution to our capital structure. We will run a very lean organization in 2009 as we position ourselves to capture the pent-up demand for LASIK that will be unlocked with an economic recovery."

Forward Looking Statements

This press release contains certain forward looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, Section 21E of the U.S. Securities Exchange Act of 1934 and Canadian Provincial Securities Laws, which statements can be identified by the use of forward looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plans" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. We caution that all forward-looking information is inherently uncertain and that actual results may differ materially from the assumptions, estimates or expectations reflected in the forward-looking information.

A number of factors could cause actual results to differ materially from those in forward-looking statements, including but not limited to economic conditions, the level of competitive intensity for laser vision correction, the market acceptance of laser vision correction, concerns about potential side effects and long term effects of laser vision correction, the ability to maintain agreements with doctors on satisfactory terms, quarterly fluctuation of operating results that make financial forecasting difficult, the volatility of the market price of our common shares, profitability of investments, successful execution of our direct-to-consumer marketing programs, the ability to open new centers, the reliance on key personnel, medical malpractice claims and the ability to maintain adequate insurance therefore, claims for federal, state and local taxes, compliance with industry regulation, compliance with U.S. and Canadian healthcare regulations, disputes regarding intellectual property, many of which are beyond our control.

Therefore, should one or more of theses risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary significantly from what we currently foresee. Accordingly, we warn investors to exercise caution when considering any such forward-looking information herein and to not place undue reliance on such statements and assumptions. We are under no obligation (and we expressly disclaim any such obligation) to update or alter any forward-looking statements or assumptions whether as a result of new information, future events or otherwise, except as required by law.

See the Company's reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

About TLCVision

TLCVision is North America's premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management, and technology access service models, extensive optometric relationships, aggressive consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. More information about TLCVision can be found on the website at www.tlcv.com. Information about vision correction surgery can be found on the TLC Laser Eye Centers website at www.tlcvision.com.

Contact:
James J. Hyland
VP Investor Relations
(636) 534-2369
Email: investor.relations@tlcvision.com